Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Sigyn Therapuetics, Inc. on Amendment No. 2 to Form S-1 to be filed on or about November 4, 2022 of our report dated March 21, 2022, on our audits of the financial statements of Sigyn Therapuetics, Inc. as of December 31, 2021 and 2020 and for the years then ended. Our report includes an explanatory paragraph about the existence of substantial doubt about the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paris Kreit & Chiu CPA LLP

New York, NY
November 4, 2022

November 4, 2022

Paris, Kreit & Chiu CPA LLP

200 Park Avenue, Suite 1700

New York, NY

Dear Paris Kreit & Chiu CPA LLP:

In connection with your audit of the consolidated financial information Sigyn Therapeutics, Inc as of December 31, 2021 and 2020 and for the years then ended, for the purpose of expressing opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations, and cash flows of the Company in accordance with, accounting principles generally accepted in the United States of America, you were previously provided with a representation letter dated March 21, 2022. Additionally, in connection with your review of the interim financial statements of Sigyn Therapeutics Inc. (the “Company) as of and for the six-month periods ended on June 30, 2022 and 2021, for the purpose of determining whether any material modifications should be made to the interim financial statements for them to conform with accounting principles generally accepted in the United States of America and Article 10 of SEC Regulation S-X, you were previously provided with a representation letter dated August 14, 2022. No information has come to our attention that would cause us to believe that any of those previous representations should be modified.

To the best of our knowledge and belief, no events have occurred subsequent to December 31, 2021 and through the date of this letter that would require adjustment to or disclosure in the aforementioned financial statements.

Respectfully,

James Allen Joyce, Chairman & CEO

Jeremy Ferrell, CFO